Accordion Increase

June 29, 2026

To: Bank of Montreal, as Administrative Agent

Ladies and Gentlemen:

The undersigned, World Acceptance Corporation, as Borrower, hereby refers to the Revolving Credit Agreement dated as of July 22, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Areement”), among Borrower, the Lenders party thereto, and Bank of Montreal, as Administrative Agent and Collateral. All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

Pursuant to Section 2.14 of the Credit Agreement (Accordion Facility), the Borrower hereby requests an Accordion Increase in the amount of $15,000,000 (the “Specified Increase”), to be effected by a new Commitment of $15,000,000.00 from Investar Bank, National Association (the “Increasing Lender”).

After giving effect to the Specified Increase, (i) the Commitment of the Increasing Lender shall be $15,000,000.00 and (ii) the aggregate Commitments of all Lenders shall be $655,000,000.00. In connection with the Specified Increase, the Borrower hereby acknowledges and agrees as follows:

(a)the Specified Increase constitutes additional Obligations which are secured and guaranteed with the other Obligations on a pari passu basis by the Collateral;

(b)the Specified Increase is subject to the same terms (including interest rate and maturity date) as the existing Loan;

(c)no Default or Event of Default has occurred and is continuing or shall arise as a result of the Specified Increase; and

(d)the Borrower has delivered to the Administrative Agent a certificate demonstrating that, after giving effect to the Specified Increase, on a pro forma basis, the Borrower will be in compliance with all financial covenants set forth in the Credit Agreement.

This Accordion Increase and the rights and duties of the parties hereto shall be construed and determined in accordance with the internal laws of the State of New York (including Sections 5-1401 and 5-1402 of the New York general obligations law).

By signing below, the Increasing Lender (i) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Accordion Increase; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) appoints and authorizes the Collateral Agent to take such action as Collateral Agent on its behalf and to exercise such powers under the Collateral Documents and the other Loan Documents as are delegated to the Collateral Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) specifies as its lending office (and address for notices) the offices set forth on its Administrative Questionnaire.

To induce the Increasing Lender to enter into the Specified Increase and join the Credit Agreement, the Borrower shall pay to the Increasing Lender, for its own use and benefit, an upfront fee in an amount equal to 0.15% of the Increasing Lender’s Commitment on the Increase Effective Date (as defined below). Such upfront fee is is due and payable by the Borrower on the Increase Effective Date, fully earned when due and non-refundable when paid.

The fees provided for in this Accordion Increase are in addition to any fees that may be agreed upon by the Borrower, the Administrative Agent and/or the Lenders in any other agreement, including the Fee Letter and the Loan Documents.

The Specified Increase shall be effective as of June 29, 2026 (the “Increase Effective Date”). It shall be a condition to the effectiveness of the Specified Increase that (x) the Increasing Lender Upfront Fee shall have been paid to the Increasing Lender as set forth above and (y) all conditions referred to in Section 2.14 of the Credit Agreement shall have been satisfied. Upon effectiveness of the Specified Increase, the Increasing Lender shall be a party to the Credit Agreement and have the rights and obligations of a Lender thereunder.

[Signature Page to Follow]

Please indicate your acknowledgment to the Specified Increase by signing the enclosed copy of this Accordion Increase in the space provided below.

Very truly yours,

World Acceptance Corporation, as Borrower

By____________________________________
Name_________________________________
Title__________________________________

Investar Bank, National Association

By____________________________________
Name_________________________________
Title__________________________________

Acknowledged and Agreed.
Bank of Montreal, as Administrative Agent and
Collateral Agent

By____________________________________
Name: Daniel A. Ryan
Title: Director